 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss. 240.14a-12

EXOBOX TECHNOLOGIES CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of 2010

Annual Meeting and

Proxy Statement

040920349

NOTICE: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,
PLEASE VOTE AS PROMPTLY AS POSSIBLE USING ONE OF THE FOLLOWING:

1. BY FILLING OUT THE PROXY and MAILING it in the enclosed envelope: Exobox Technologies Corp, 5780 Avenida Robledal, Pensacola, FL 32504

2. PRINTING OFF A PROXY ON OUR WEBSITE :

www.exobox.com and click the link “proxy statement”

and faxing it to 888-400-2991

3. BY REQUESTING A PRINTED COPY OF THE PROXY

MATERIALS AND COMPLETING AND RETURNING

BY MAIL THE PROXY CARD YOU WILL RECEIVE

IN RESPONSE TO YOUR REQUEST. THIS IS

IMPORTANT FOR THE PURPOSE OF ENSURING AN

APPRORIATE TURN OUT OF VOTERS THE MEETING.

	Table of Contents	Page
Letter to Shareholders		1
Notice of Meeting		2
Information concerning	Solicitation and voting	3-4
Shareholder Proposals		5-8
Ownership & Information		9-10
Proxy Card		11-12
Financial Statements		13-21
Letter of Intent	Exhibit A	Exhibit A 22-24

December 27, 2010

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Exobox Technologies Corp. on Thursday, January 20, 2011 at 10:00 a.m., Central Standard Time.  The meeting will be held at Comfort Inn, 8080 North Davis Highway, Pensacola, Florida 32514.

Developing new technologies can create value of investors. Exobox’s Value delivery required constantly driving the development forward. Value may be lost if a technology program “waits” for funding or does not move forward for any variety of reasons. If the development of technology is not continually moving forward, funding increasing becomes more challenging and value may decrease. Given the current financial condition of the company partners and investors may not be attracted to this technology. This sums up the position the Exobox Board found itself with respect to its SUEZ Technology in October 2010. In review, the current board inherited a company with no physical or monetary assets, not one working computer, no continuing revenue or customers, no software that was ready to sell, 3 lawsuits, legacy issues, impending default on its secured obligations, technology that would require millions of dollars and time to develop and approximately $3.5 Million Dollars of debt and an outstanding Letter of Intent for all the company’s technology. Since October 2010 your board has been working hard attempting to develop a strategic business plan that would allow the company to simultaneously (1) cure its legacy and name recognition issues, (2) reduce its overhead, (3) settle its outstanding indebtedness, (4) settle its outstanding litigation, and (5) obtain a stable financial platform from which to operate. Once all the listed benchmarks are accomplished, the company will be in a position to economically reinvigorate itself and proceed with a substantially cleaned up balance sheet, acquire promised new technology, negotiate for financing and commence business operations in earnest. As we evaluate our position, it is important to remember that we are currently in default of our secured obligations and foreclosure of our technology is a possibility.

The Board’s decision to change its inherited capital structure and reorganize was not reached at without a protracted and difficult deliberation over time value. The board considers its decision to sell the current technology to be necessary in order to avoid foreclosure but to provide the vehicle to secure a financial structure which could possibly acquire newer technology, financing and other opportunities as they may present themselves. The Board also believes that preserving the Company’s listing will provide the company with the opportunity to acquire and access the capital funding required to advance any produce development pipe. Management urges stockholders to vote their stock in favor of the reverse split proposal.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter.  We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting.  Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy by fax to (888) 400-2991.  Returning the proxy does NOT deprive you of your right to attend the Annual Meeting.  If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,

s/ Jacob P. Cukjati, President and Chief Executive Officer

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EXOBOX TECHNOLOGIES CORP.

Pensacola, Florida 32504

_________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 20, 2011

__________________________________________________________________

The Annual Meeting of Shareholders of Exobox Technologies Corp. will be held on Thursday, January 20, 2011, at 10:00 a.m., Central Standard Time at the Comfort Inn, 8080 North Davis Highway, Pensacola, Florida 32514.  Our shareholders are asked to vote to:

1.	Elect Jacob P. Cukjati, Eric Cavanaugh, and Carl L. Ulepich until our next annual meeting of shareholders or until their respective successors have been duly elected;

2.	Ratify a change in the company’s auditors to Hamilton, P.C., Denver, CO

3.	Ratify the of transfer of the company’s technology to a 100% wholly owned subsidiary SUEZ Technology Corp

4.	Ratify the sale of all of the company’s current patents and technology

5.	Ratify the actions of the Board of Directors from August 1, 2008 through December 27, 2010

6	Ratify the proposal to give the Board of Directors the authority to effect a disproportionate reverse stock split of the authorized and issued Common shares

7.	Transact any other business properly brought before the annual meeting and any adjournment or postponement thereof.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned our common stock or Series A Preferred Stock at the close of business on December 17, 2010, can vote at this meeting or any adjournments that may take place.  All shareholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible by fax at (888) 400-2991.  Your stock will be voted in accordance with the instructions you have given.  Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

/s/ Carl L Ulepich

Carl L Ulepich, Secretary

Dated: December 27, 2010

The board of directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign exactly as your name appears, date and fax to (888) 400-2991.

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EXOBOX TECHNOLOGIES CORP.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 20, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s Board of Directors (“Board”) for use at the Annual Meeting of Shareholders to be held on Thursday, January 20, 2011, at 10:00 a.m., Central Daylight Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at Comfort Inn, 8080 North Davis Highway, Pensacola, Florida 32514

We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about December 27, 2010.  The Board of Directors of Exobox Technologies Corp., a Nevada corporation, prepared this proxy statement for the purpose of soliciting proxies for our Annual Meeting of Shareholders. The terms “we,” “our,” the “Company” or “Exobox,” refers to Exobox Technologies Corp.

 Availability of Annual Report and Form 10-K

Accompanying this Proxy Statement is the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.  The Company makes available, free of charge through its website (www.Exobox.com), its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission.  These reports can be found on the Company’s website under “SEC Filings” at http://www.exobox.com/about_investors.html and/or by searching for the company “Exobox” at http://www.sec.gov/edgar/searchedgar/companysearch.html.  The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-KSB (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended July 31, 2010.  Such requests should be addressed in writing to Investor Relations, Exobox Technologies Corp, 5780 Avenida Robledal, Pensacola, Florida 32504.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum, Abstentions and Broker Non-Votes

Our common stock and Series A Preferred Stock (collectively “Capital Stock”) are the only types of securities entitled to vote at the Annual Meeting.  Only shareholders of record at the close of business on December 17, 2010 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  As of December 17, 2010, there were 397,520,923 shares of common stock outstanding and entitled to vote and 1,378 shares of Series A Preferred Stock issued and outstanding that on an as converted basis represents 126,776 shares of common stock and 126,667 votes.  Each holder of record of shares of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.  Each holder of record of shares of Series A Preferred Stock on the record date will be entitled to ninety-two votes for each share held on all matters to be voted upon at the Annual Meeting.

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Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made.  Where no specifications are given, such proxies will be voted “FOR” each of the three director nominees.  It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting.  If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes of the issued and outstanding shares of the Company’s Capital Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy.  The bylaws of the Company provide that unless otherwise provided by law or by the Articles of Incorporation, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the votes of the outstanding shares of Capital Stock represented in person or by proxy at the Annual Meeting.  Shares of Capital Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.  Shares of Capital Stock represented by “broker non-votes” (i.e., shares of Capital Stock held in record name by brokers or nominees) as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter will be treated as present for purposes of determining a quorum.

Voting

Proposal 1.  Directors are elected by a plurality of the affirmative votes cast by those shares of Capital Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting.  This means the three nominees for directors receiving the highest number of affirmative votes will be elected.  Abstentions and broker non-votes will not affect the election of a candidate who receives a plurality of votes.  Shareholders may not cumulate votes in the election of directors.

Proposal 2 thru 6.

Ratification of these proposals requires the approval of a majority of the votes of the outstanding shares of Capital Stock represented in person or represented by proxy at the Annual Meeting.  Abstentions as to Proposal 2 will have the same effect as votes against the proposal.  Broker non-votes as to Proposal 2, however, will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Solicitation

The cost of soliciting proxies will be borne by the Company.  In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs.  The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2010 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than September 17 in order to be included in the Proxy Statement and proxy materials relating to our 2010 Annual Meeting of Shareholders.  Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at our next annual meeting, such shareholder must provide written notice of such proposal to our Secretary at our principal executive offices by September 16, 2011.  With respect to a proposal not to be included in the proxy statement and the proposal is permitted at the Annual Meeting, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the shareholders have not been advised of the proposal.  In addition, shareholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the procedural requirements of our Bylaws.

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Dissenter’s Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our shareholders with dissenters’ rights in connection with the election of directors.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of three members.  The Nominating Committee of the Board of Directors has nominated for election Jacob P. Cukjati, Carl Ulepich and Eric Cavanaugh to serve on the Board.  Each of the nominees currently sits on the Board.  The shares represented by the enclosed proxy will be voted for the election as directors of the three nominees named below to serve until the 2011 Annual Meeting or until their successors have been duly elected and qualified.  All of the nominees have indicated to the Company that they will be available to serve as directors.  If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of the proxy.  There are no family relationships among our executive officers and directors.

Director Nominees

Individuals nominated for election are:

Name	Age	Position
Jacob P. Cukjati	62	President, Chief Executive Officer and Chairman of the Board
Carl L. Ulepich	55	Executive Secretary and Board Secretary
Eric Cavanaugh	48	Director

Jacob P Cukjati is a CPA with licensure in Missouri and currently holds a variable annuity license. He is a seasoned executive with over thirty-six (36) years of experience.  Mr. Cukjati has served as CEO, President and Chairman of the Board since October 2010.  Mr. Cukjati received a Bachelor of Arts Degree from the Pittsburg State University and additional hours towards a Masters Degree. Prior to 2010 Mr. Cukjati was engaged in public and private accounting. In 1982 Mr. Cukjati took over management of a bankrupt firm, operated it and successfully sold to a publically held firm in 1997. Under Mr. Cukjati’s leadership, his firm was the only one (1) of thirty-eight (38) companies to survive a foreclosure action by the industries primary financier. Mr. Cukjati designed and was manager over two (2) software projects which were sold nationwide and designed one technology which was later sold to a major computer company for $5,000,000. While practicing as an accountant Mr. Cukjati served as president for the SBA loan programs for years and practiced before the Federal Reserve Board staffs in Washington D.C. Mr. Cukjati also served as a certified counselor for the SBA and as a counselor the banks clients he represented to assist businesses who had financial difficulty on several different occasions. Mr. Cukjati has one invention to his credit.

Carl L. Ulepich has served as President of Lee Enterprises from 1987 to present.  Mr. Ulepich has over twenty-nine (29) years of management experience and has been involved with international export and import.  He attended Pittsburg State University.  He has served on many foundation boards, such as the School Board, Education Foundation, Recreation Board and was a District President for Rotary

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Eric Cavanaugh has served as President of Eric Cavanaugh Electric Co from 1998 to present.

Mr. Cavanaugh has over fifteen (15) years of management experience.  Since 2005, he is the managing partner of CG Electrical Contractors LLC. He attended the University of Louisville from 1980 to 1983, since then he has applied his talents and experience to electrical contracting. Mr. Cavanaugh has served on the board of Exobox since November 2010. Mr. Cavanaugh brings to Exobox his extensive hands on general business operations expertise and has been a financial supporter and shareholder in the Company for over 4 years.

Executive Employment Agreements

Mr. Cukjati’s Chief Executive Officer Employment Agreement provides for an annual salary of $168,000, is effective October 5, 2010 through October 5, 2012, and automatically renews for successive one-year terms unless terminated. In addition, Mr. Cukjati is eligible to receive an annual bonus based on performance criteria as determined by the compensation committee of the board of directors.  Mr. Cukjati currently is not receiving customary fringe benefits.

Mr. Ulepich Board Secretary Employment Agreement provides for an annual salary of $24,000, is effective through October 10, 2012, and automatically renews for successive one-year terms unless terminated. In addition, Mr. Ulepich is eligible to receive an annual bonus based on performance criteria as determined by the compensation committee of the board of directors.  Mr. Ulepich is currently not receiving any customary fringe benefits and his salary has been accrued.

Compliance with Section 16(a) of The Exchange Act

To our knowledge, based solely on a review of the copies of the reports available us and filed with the SEC during the year ended July 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were substantially complied with.

Committees of the Board of Directors

Currently, while our financial resources we go through a transition, the current board has not appointed special board committees and is operating as a committee of the whole. Once we complete the transition and reorganization the Board will appoint audit committee, compensation committee, and a nominating and corporate governance committee.

Compensation of Directors

We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings. Currently the company has been accruing Board Fees. In summary, non-employee Board members receive the following fees:

Annual Retainer	None
Each Board meeting participated in	$2,500

Communications to the Board of Directors

The Board of Directors has adopted the following policy for shareholders who wish to communicate any concern directly with the Board of Directors.  Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

c/o Secretary

Exobox Technologies Corp.

5780 Avenida Robledal

Pensacola, Florida 32504

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of each of the above nominees.

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PROPOSAL 2

CHANGE OF AUDITORS

The Board of Directors of Exobox Technology Corp. (the "Registrant") terminated the services of Malone and Bailey CPA, as the Registrant's independent auditors. The board and Malone and Bailey CPA had no disagreements.

The Registrant provided Malone and Bailey a copy of a disclosure statement and requested that they furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether or not Malone and Bailey had any disagreement with Exobox or its accounting practices.

The board has negotiated an engagement letter with Hamilton, PC CPA to perform its audits and wishes to engage their services for the period ending July 31, 2010 and 2011.

The Board of Directors recommends that shareholders vote “FOR” the change of Auditors to Hamilton, PC

PROPOSAL 3

Transfer of Technology to SUEZ Technology Corp

The company board voted to create a 100% owned subsidiary, SUEZ Technology Corp and transfer all of its technology and patents to it in return for all the company’s stock. The purpose of this transaction was to create a vehicle for future financial planning should the proposed sale of the technology and patents be successful. SUEZ Technology Corp is owned by Exobox Technologies Corp 100% and currently the only assets of the company are the Exobox technology it acquired in exchange for all of its voting stock. Under the terms of a proposed Sale Agreement (PROPOSAL 4) the only asset of the company provided the sale of its technology is ratified will be a Note Receivable from Burnt Hickory, LLC.

The Board of Directors recommends that shareholders vote “FOR” the transfer of the technology to SUEZ Technology Corp.

PROPOSAL 4

SALE OF PATENTS AND TECHNOLOGY

In December 2010, The Board of Directors voted to enter into a Letter of Intent and agree to its terms and conditions which would result in the sale of all its technology and patents to Burnt Hickory, LLC. (see Certain Relationships and Related Transactions also). A previous Letter of Intent that was inherited was not completed and thus the possibility of sale under its terms expired on October 15, 2010. Shortly afterward, the company’s default on its secured notes occurred. The company negotiated a new Letter of Intent with similar but lesser terms on continuing revenue, but it included patent infringement revenues. The Sale will provide continuing revenue to the company once Burnt Hickory, LLC successfully codes and markets the technologies software. The Agreement is attached as Exhibit A.

Certain Relationships and Related Transactions

Mr. Kampa, a former director and Chief Executive Officer who was accepted on the Board as of December 2009 as an “outsider”. Mr., Kampa resigned as Chief Executive Officer in March 2010. Before he resigned he secured the patents of the company with monies that were advanced by him and for unpaid salary. During 2010 other creditors secured the company’s patents. Subsequently, Mr. Kampa had lead a group of investors and previous company insiders in presenting to the company a Letter of Intent which was allowed to expire on October 15, 2010. Since that time, Burnt Hickory, LLC, Mr. Kampa is a principle in this company, negotiated another Letter of Intent to complete a Definitive Purchase Agreement for the purchase of its technology. The board is requesting shareholders to approve the Purchase Agreement. A copy of the Definitive Agreement is attached as Exhibit A-1.

The Board of Directors recommends that shareholders vote “FOR” the sale of all of its technology to Burnt Hickory, LLC.

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PROPOSAL 5

RATIFICATION OF THE BOARD OF DIRECTORS ACTIONS

The Board of Directors asks its shareholders to ratify its actions for the preceding period commencing August 1, 2008 and ending December 27, 2010.

The Board of Directors recommends that shareholders vote “FOR” the ratification of its actions for the period commencing August 1, 2008 through December 27, 2010.

PROPOSAL 6

RATIFICATION OF THE PROPOSAL TO GIVE THE BOARD OF DIRECTORS AUTHORITY TO EFFECT A DISPORPORTIONATE REVERSE STOCK SPLIT OF AUTHORIZED and ISSUED COMMON SHARES

It has come to the attention of the Board of Directors (the “Board”) that there is a business need to be able to reduce the authorized and outstanding shares of the Corporation to stabilize the value of such shares, and for other good business reasons and plans for such reduction in the form of a reverse stock split have been proposed. Accordingly the Board has considered the need to decrease the authorized shares of the Corporation that will be done through a reverse stock split plan that has been proposed and reviewed by the Board, and the Board hereby approved a proposal to submit to stockholders vote for a disproportionate reverse stock split of the authorized shares of the Corporation. Shareholders are asked to ratify a proposal to give the Board of Directors the authority to amend the Corporations Articles of Incorporation which would reduce the Authorized Common Shares and concurrently approve a disproportionally decrease in the issued Common Stock of the Corporation through a reverse stock split. The authority would allow the Board to set a future record date to effect the reverse split which would simultaneously reduce the issued outstanding stock by a 1 for 15 reverse split (from approximately 417,121,000 issued and outstanding Common shares to approximately 27,800,000 issued Common Stock) and reduce the Authorized Shares of Common Stock of the company from 500,000,000 shares to 100,000,000. The estimated 417,121,000 issued and outstanding shares referred to above includes shares issued through the date of this proxy. There are an additional 7,600,000 common shares set aside under outstanding warrants and 12,891,784 shares set aside for outstanding option. The proposal would also give authority to the board to reduce the Series A Preferred Stock conversion basis from 92 shares to 7 shares. Presently there are 1,378 shares of Series A Preferred Stock issued and outstanding which represent the equivalent 126,776 shares of Common Stock, ratification of the proposal would grant the authority to the Board to reduce the converted basis to 1 for 7 or a total of 8,452 equivalent common shares. The proposal would also grant the authority to the board to reduce outstanding options and warrants by the same ratios. Under the proposal fractional shares would be rounded up. All of the proposals elements are subject to legal review by the company’s attorneys.

The Corporation currently has 500,000,000 shares of authorized Common Stock. Proposal 7 would allow the board to amend the Articles of Incorporation, set a record date and reduce the authorized shares to 100,000,000 shares thus reducing the Corporations annual fees and costs associated with maintaining its registration. As of the date of the Proxy the Corporation has approximately 417,121,000 of issued outstanding shares, which if the record date was today, would be reduced to approximately 27,800,000 issued and outstanding. In addition, there are Series A preferred stock with a conversion ratio of 1 for 92 outstanding. The proposal would grant the authority to the board to change the conversion ratio to 1 for 7 from 1 for 92. Authority to reduce options currently outstanding of 7,600,000 shares would be granted, reducing said options to represent approximately 507,334 shares. If passed, authority to reduce outstanding warrants by the same ratio would be granted thus reducing present outstanding warrants from 12,891,784 to 859,453 common shares. It is noted that of the current 12,891,784 outstanding warrants, 5,400,000 are due to expire December 31, 2010 (equivalent to 360,000 shares). Presently the Board believes that the Corporation’s Articles of Incorporation authorizing the Board to effectuate a reverse stock split with stockholder approval provides flexibility for both its management and business. Under terms of the proposal submitted to shareholders for vote, the Board would be given the authority to implement a reverse stock split of its authorized common class of capital stock without a correspondingly proportionate decreasing the number of authorized shares outstanding. The board is seeking the authority in order to be able to quickly deal with situations calling for the company to modify the capital structure, such as equity financing, convertible debt financings, certain types of asset sales, and other plans. All of the proposals elements are subject to legal review by the company’s attorneys.

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The Board of Directors recommends that shareholders vote “FOR” the ratification of the proposal to give the Board authority to disproportionally affect a reverse stock split.

OWNERSHIP OF VOTING SECURITIES

Beneficial Ownership

The following table sets forth, as of December 17, 2010, information regarding the beneficial ownership of shares of common stock by each person known to us to own five percent or more of the outstanding shares of common stock, and by each of the named executive officers, directors, and all officers and directors as a group. Stock records reflect that a total of 1,852 shareholders held a position in the company as of December 17, 2010. Of the shareholders in street name, 46 shareholders who owned in excess of 1,000,000 shares each controlled a total of 86,356,337 shares. Since the record date of December 17, 2010 approximately 26,000,000 of additional shares of Common Stock have been approval for issuance to four (4) different individuals or entities.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICAL OWNER	NUMBER	%
Sam Skippers (1)	30,000,000.0755
Robert Dillon (2)	13,232,712.0383
First Brampton Corporation (2)	2,000,000	*
Suez Holding Company (3)	4,591,674.0116
Michael Wittenburg (4)	4,507,458.0114
Jacob Cukjati	2,305,000.0058
Marcos Pernia (5)	4,000,000.0101
James Metts (7)	3,030,000.0076
Michael S. Studdard	2,025,000.0051
Michael Bowen (8)	3,333,333.0084
Camilo Barreda (6)	3,626,666.0091
Officer and Directors (3 persons)	3,590,000	0089

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date of this table. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by the person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person does not necessarily reflect the person’s actual voting power.

To our knowledge, except as indicated in the footnotes to this table (**) and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(1)	Mr. Skippers address is: 3315 Marquart St, Houston, Tx 77027
(2)	Mr. Dillon’s address is 5810 Tanglewood Park St, Houston, Tx 77056
(2)	Mr. Dillon has investment and voting control for First Brampton Corporation.
(3)	Suez Holding address is GMBH Marktgasse 20, St Gallen, Switzerland
(4)	Michael Wittenburg address is 3335 Country Club Dr, Strafford, Tx 77477

9

(5)	Marcos Pernia address is 1725 Lake Street, San Mateo, Ca 94403
(6)	Camilo Barreda address is 1013 Island View, Keman, Tx 77565
(7)	James W Metts address is 6703 Trimstone, Pasadena, Tx 77505
(8)	Michael Bowen 623 Shenandoah Dr, Shenandoah, Tx 77381

** Holders of stock in street name are now known as of the publishing of this proxy statement. Upon request to the company the company will provide such information as it becomes known.

OTHER BUSINESS

The Board knows of no other business to come before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

By Order of the Board of Directors

Jacob P. Cukjati

Chairman, President and Chief Executive Officer

December 27, 2010

Pensacola, Florida

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND FAX AT (888) 400-2991. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING.  IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

[Proxy Card follows]

10

EXOBOX TECHNOLOGIES CORP.

ANNUAL MEETING OF SHAREHOLDERS

January 27, 2010

EXOBOX TECHNOLOGIES CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Exobox Technologies Corp. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Jacob P. Cukjati and/or Carl Ulepich and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of Capital Stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to the held at 10:00 A.M., Central Time, Thursday January 20, 2011, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.  The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE THREE DIRECTOR NOMINEES, “FOR” THE RATIFICATION OF THE COMPANY’S AUDITORS, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS’ NOMINEES UNDER PROPOSAL ONE. PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD USING BY MAIL TO 5780 AVENIDA ROBLEDAL, PENSACOLA, FL 32504 OR BY FAX TO (888) 400-2991.

1.	Election of Jacob P Cukjati, Carl L Ulepich, and Eric Cavanaugh to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected

For	Against	Abstain
☐	☐	☐

2.	Ratification of the appointment of Hammond CPA, PC, as independent auditors of the Company for its fiscal year ending July 31, 2010 and July 31, 2011.

For	Against	Abstain
☐	☐	☐

3.	Ratification of the transfer of all the patents and technology to Exobox Technology Corp wholly owned subsidiary, SUEZ Technology, Corp

For	Against	Abstain
☐	☐	☐

11

4.	Ratification of the sale of the company’s patents and technology to Burnt Hickory, LLC under the terms of the Definitive Agreement

For	Against	Abstain
☐	☐	☐

5.	Ratification of the actions of the company’s Board of Director’s from August 1, 2008 through December 27, 2010

For	Against	Abstain
☐	☐	☐

6.	Ratify the proposal to give the Board of Directors the authority to effect a disproportionate reverse stock split of the authorized and issued Common shares

For	Against	Abstain
☐	☐	☐

TO VOTE YOUR PROXY BY FAX:

Mark your vote, sign and date this proxy and fax to: (888) 400-2991.

DATED:
[Signature]

[Printed Name]

[Signature if jointly held]

[Printed Name]

12

EXOBOX TECHNOLOGIES CORP.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED JULY 31, 2010

INDEX

PART I. FINANCIAL INFORMATION	Page
No
Item 1. Financial Statements

Unaudited Balance Sheet as of July 31, 2010 and July 31, 2009	2

Unaudited Statements of Operations for the year ended July 31, 2010 and 2009	3

Unaudited Statements of Cash Flows for the year ended July 31, 2010 and 2009	4

Notes to the Financial Statements - Unaudited	5-6

Legal Proceedings	6-7

Risk Factors	8

Default on Secured Notes	8

A FULL COPY OF OUR JULY 31, 2010 10-K can be secured from our web-site www.exobox.com 10-K link or by writing management at 5780 Avenida Robledal, Pensacola, Fl 32504 or by searching for “Exobox” at Edgar filings at www.sec.gov/edgar/searchedgar/companysearch.html

13

EXOBOX TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(Unaudited)

	July 31, 2010	July 31, 2009
ASSETS
Current Assets:
Cash	$—	$3
Accounts Receivable ($2,633 less reserve for uncollectable $2,633)	—	—
Other Current Assets Texas Work Force Credit	2,633	8,561
Total Current Assets	2,633	8,564

Furniture, fixtures and equipment, net (Notes to Financial Statements)		395,338
Other Assets:
Patents, net	—	1
Intangibles, net	—	6,568

TOTAL ASSETS	$2,633	$410,471

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable	$433,550	$432,621
Accounts Payable-Stockholders	—	2,594
Accrued Liabilities	1,753,754	314,964
Advances from Stockholders	930,081	875,081
Notes Payable	55,000	30,000
Notes Payable (See notes to Financial Statements)	340,000	—
Deferred Income	—	1,400
Total Current Liabilities	3,512,385	1,656,660

TOTAL LIABILITIES	3,512,385	1,656,660

STOCKHOLDERS' DEFICIT
Preferred stock:
Series A convertible preferred stock, $0.001 par, 2,500,000 shares authorized, 1,378 and 1,378 shares issued and outstanding as of July 31, 2010 and July 31, 2009, respectively	1	1
Common stock, $0.001 par value, 500,000,000 shares authorized, 415,771 and 460,664,395 shares issued and outstanding at July 31, 2010 and July 31 2009, respectively	415,771	460,664
Additional paid-in capital	16,801,217	14,481,168
Deficit accumulated during development stage	(20,726,740)	(16,188,022)

Total stockholders' deficit	(3,509,752)	(1,246,189)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,633	$410,471

14

EXOBOX TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Unaudited)

For the Years Ended July 31, 2010 and 2009

	Year Ended July 31, 2010	Year Ended July 31, 2009

Revenues	14,420
Cost Of Revenues	(29,883)	14,657
Net Revenue/Gross Loss	(15,463)	(14,657)

Operating Expenses:
General & Administrative	2,090,990	3,794,389
Depreciation and amortization	90,131	90,013
Professional Fees	339,815	796,115
Payroll Expenses	182,600	1,336,156
Loss on Disposal of Assets	315,688	9,855
Loss on Abandonment of Assets	1,405,433	50,591
Loss on Uncollectable Accounts Receivable	2,791
Research and Development	108,367	384,431
Total Operating Expenses	4,535,814	6,458,550
Loss from Operations	4,551,276	6,473,207

Other Income (Expense):
Loss on Unrecovered Assets	(5,177)
Gain on sale of patent and impairment of patent	38,750
Gain on Extinguishment of AP	15,423	84,065
Gain on Extinguishment of Note	3,000

Interest Expense	(39,440)	93,021
Interest Income		1,489

Total Other Income (Expenses)	12,556	(7,469)

Loss Before Income Tax	(4,538,720)	(7,469)

Provision for Income Tax

Net Loss	(4,538,720)	(6,480,676)

Basic and Diluted
Net Loss per common-share and diluted	(.01)	(.02)
Weighted average shares outstanding-basic & diluted	410,500,126	414,532,158

15

EXOBOX TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

For the year ended July 31, 2010 and 2009,

(Unaudited)

	Year Ended July 31, 2010	Year Ended July 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,538,720)	$(6,480,676)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	2,100,418	2,335,486
Warrant issued for consulting services	—	9,855
Loss on impairment of assets	—	50,591
Depreciation and amortization	94,032	90,013
Share-based compensation		593,977
(Gain) Loss on derivative	—	—
Gain on debt conversion	(3,000)	—
(Gain)Loss on accounts payable	—	(84.065)
Loss on Unrecovered Assets	5,155	—
Contributed capital	—	62,522
Amortization of debt discount	—	80,000
Loss on disposal of furniture, fixtures and equipment	314,219
Changes in operating assets and liabilities
Prepaid and other current assets	(5,931)	76.039
Accounts payable	3,290	499,093
Accrued expenses	1,438,790	206,397
Deferred income	(1,400)	1,400
Accounts payables to stockholders	(2,594)	2.594
NET CASH USED IN OPERATING ACTIVITIES	(594,741)	(2,556,774)

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of patents	—	—
Investment in intangible assets		—
Investment in property and equipment	—	(228,642)
NET CASH USED IN INVESTING ACTIVITIES	-0-	(228,642)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock and contributed capital	165,739	509,200
Advances from stockholders	166,000	1,397,081
Proceeds from warrants exercised	8,999	136,800
Repayment of advances from stockholders	(111,000)	(100,000)
Convertible Promissory Notes proceeds	25,000	80,000
Proceeds from third party debt, net	340,000	(5,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	594,738	2,018,081

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3)	(767,335)
Cash and cash equivalents at beginning of period	3	767,338

16

EXOBOX TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

The accompanying unaudited interim financial statements of Exobox Technologies Corp., a Nevada corporation, have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and should be read in conjunction with the financial statements and notes thereto contained in previous Quarterly and Annual Reports filed with the SEC on Form 10-Q’s and K’s. In the opinion of management, all material adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.

Exobox was an enterprise and home user network and data security development company formed to capitalize upon the growing need for a modern, reliable, efficient, effective and proactive network and data security solutions.

NOTE 2 – GOING CONCERN

From Inception to July 31, 2010, Exobox has accumulated losses of $20,726,740. The company currently has no ongoing sales activity or continuing revenue. The ability of Exobox to emerge from the development stage with respect to any planned principal business activity is dependent upon its success in raising additional equity, debt financing, licensure of its patented technology, development of non-patented technology and software and/or attaining profitable operations. Management is attempting to seek additional capital. There is no guarantee that Exobox will be able to complete any of the above objectives. These factors raise substantial doubt regarding Exobox's ability to continue as a going concern.

NOTE 3 – PATENTS

Patents are mainly comprised of legal services paid to a shareholder and patent application fees.  Exobox began amortizing these costs since the patents have been granted.  Patents were impaired as of July 31, 2009 for $50,591.

On September 15, 2009, Exobox sold its SOS Patents to Scott Copeland for $95,000.  On November 1, 2009, Copeland sold these SOS patents back to Exobox for 1,250,000 common shares valued at $56,250 and also a royalty of 3% of any net proceeds derived from the SOS technology.

NOTE 4 – FURNITURES, FIXTURES and EQUIPMENT

Due to the severe financial problems encountered as the result of not generating revenue, the company was not able to keep up with lease payments for its office at 2121 Sage Road Ste. 200 Houston, Texas 77056. Exobox abandoned the lease in April 2010, some furniture, fixtures and equipment that were in this office were handed over to the lessor and others to settle, in part, $67,376 of rent payable. Net book value of the furniture, fixtures and equipment at the time of the closed office was $298,165. For the year ended July 31, 2010, the company recorded a loss on settled rent payable of $230,789 and a loss of $ 5,155 for unrecovered assets which consisted primarily of computers costing $69,924 with $64,352 accumulated depreciation. The company moved its offices to 3315 Marquart Street until September 2010 when all records were moved to a self-storage location. On October 7 the records when they were transferred to current management. The disposition and proper booking of the company’s computers, and other related assets, are continuing.

NOTE 5 – DEBT

In June 2009, Exobox issued an unsecured promissory note to RSA Corp by converting the $35,000 previously outstanding account payable balance.  The note bears interest of 0% per year and matured December 1, 2009. After payment on account, the loans totaled to $31,400 which includes $1,400 in interest as of April 30, 2010. On November 3, 2009, the Company received a demand for payment. To date, no suit has been filed.

17

$340,000: On December 21, 2009, Dr. Feldman loaned the company $25,000 with 10% due 9/21/10; the note was convertible to stock @ $.06/sh. On January 7, 2010 the company was loaned $30,000 by Kampa and $30,000 by Wittenburg. On January 11, 2010 the company entered into an Agreement to purchase up to $300,000 principal of Secured Convertible Promissory notes. An agreement, “Security Agreement” was signed by Feldman, Kampa, Wittenburg, Wirtz, Van Ryder, Hughes and White. On January 15, 2010 the company borrowed $5,000 from Wirtz. On March 19, 2010 the company borrowed $25,000 from Dr Feldman. On March 31, 2010 the company borrowed $50,000 from Hughes and $100,000 from White. On March 29, 2010 the company executed a note payable to Kampa for $44,000 for accrued payroll of $40,000 and $4,000 paid for legal fees. On March 29, 2010 the company executed notes payable to Van Ryder in the amount of $15,000 and Wirtz $15,000. All the notes were at 10% with approximately a nine month maturity. On March 29, 2010 all the individuals who purchased the convertible notes for collateral agreed to have equal lien on them and no one shall exercise remedy until majority approval. The notes purport to be secured by the Company’s technology. The total of these notes were $340,000 as of July 31, 2010. On October 14, 2010 the group filed UCC1’s against the corporate technology. The group did not complete its Letter of Intent with the company on October 15, 2010. The company is currently evaluating its position as it relates to the notes.

During March and April 2009, the company received loans from Mark Copeland in the amount of $85,581.

On December 8, 2009, Mr. Kampa loaned the company $3,000 through a non-interest bearing promissory note which was due on April 30, 2010. On April 1, 2010, the note was paid in full.

In April, 2010, Mr. Wirtz agreed to release, in his notes totaling $20,000, the security interest in the technology in exchange for an unsecured, interest free note or company stock at some conversion price acceptable to the Company.

In May, 2010, one of the holders of a $30,000 note, agreed to release the security interest in the technology in exchange for an unsecured, interest free note or company stock at some conversion price acceptable to the Company.

On May 17, 2010, the company borrowed $25,000 from David Crawford in exchange for an unsecured note payable. In November 2010 the company received demand for payment.

The company intends to negotiate with the other holders of the secured notes totaling $290,000 releases of the security interest in the technology in exchange for an unsecured, interest free notes or company stock at some conversion price acceptable to the Company.

 NOTE 6 – STOCKHOLDERS’ EQUITY

As of July 31, 2010, outstanding warrants to purchase 15,891,784 shares of stock at an average 41cents a share and 7,600,000 Options at average price of 25cents were outstanding.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

On November 25, 2009, former employee Theodore Ernst filed suit in the 434th District Court of Fort Bend County, Texas claiming unspecified damages. On January 11, 2010, Exobox through its attorneys filed a motion to transfer venue, an application to compel arbitration and answered the Plaintiff’s petition. The motion was granted on April 30, 2010. The Company has begun discussions to obtain an agreement with Mr. Ernst. As of April 30, 2010, the company accrued approximately $440,831 of damages related to this litigation as part of accrued expenses.

On December 12, 2009 the company borrowed $20,000 from Gemstone Leasing, LLC at 12%. The note was due May 31, 2010. No demand for payment has been received.

On December 8, 2009, the company received a demand to repay Reginald Goodman $227,301 ($210,400 principal and $16,970 in accrued interest). To date, no suit has been filed and no interest was accrued.

18

On January 22, 2010, an attorney representing former employee Gary Leibowitz sent the Company a demand letter asking the company pay him $640,000 in termination damages as called for in his employment agreement, $56,532 in compensation not paid and $1,079 in reimbursable expenses. In addition, a Notice of Default and demand letter was received demanding payment of a total of $16,551 ($15,988 promissory note and $563 of accrued interest) be made or Mr. Leibowitz would file suit. The company has had discussions and came to an agreement with Mr. Leibowitz. As of July 31, 2010, the past due loan and accrued interest were included part of the advances from stockholder.

On March 8, 2010, the Company received several Preliminary Wage Determination Order from the Texas Workforce Commission to pay unpaid wages to several employees totaling $63,907.41. The determinations were for wages due to Don Baird $16,200, Jan Beaty $13,125 and Ted Ernst $34,582.41. The company is pursuing settlement of the outstanding determination.

On May 5, 2010, an attorney representing Behr Construction, Inc. sent the Company a demand letter asking the company pay $6,634 owed to Behr Construction and later Behr Construction filed suit. The company is discussing an agreement to settle this law suit with Behr Construction. As of July 31, 2010, the construction expenses were included in the accounts payable.

On May 7, 2010, an attorney representing former employee Donald Baird sent the Company a demand letter asking the company pay him $16,200 in compensation not paid. In addition, a Notice of Default and demand letter was received demanding payment of a total of $25,988 ($25,000 promissory note, $2,188 of accrued interest and $800 in legal fees) be made or Mr. Baird would file suit. The company intends to open discussions with Mr. Baird. The note payable and accrued interest were included as part of notes payable as of July 31, 2010.

On May 18, 2010, an attorney representing Sam Skipper, Consultant to the Company, sent the Company a demand letter to register him the shares due to him under his consulting agreement and additional shares as penalty for delay in registering the original shares. The company came to an agreement and issued additional shares as called for in the demand letter. As of July 31, 2010, both the original and additional shares that related to the consulting agreement and the demand letter were accounted for in the stockholders’ deficit.

On November 5, 2009, the company received a demand to repay Mr. Goodman ($210,400 principal and $16,970 in accrued interest). To date, no suit has been filed.

The company is aware of a Class Action Lawsuit instituted against Exobox Technologies Corporation for securities fraud. The company is pursing defense against this action. The company has not booked any liability for this action.

On November 4, the company received notice from an attorney representing former director Dr. Evans that he had been served in a Class Action Lawsuit and demanded that the company provide for his legal defense. The company has not booked any liability for this action.

On December 8, 2009, the company received a demand to repay RJS $30,000. To date, no suit has been filed. The note was executed for professional fees related to programmer.

During of 2010, the companies Board of Directors voted to reimburse its board members for legal fees and representation costs for any legal matters brought against its members. This resolution was cancelled at October Board meeting to limited financial condition of the company.

Except for the above mentioned liabilities, the company has not yet accrued for any additional loss associated with these contingencies as it is too early to assess the outcome.

NOTE 8 – OIL AND GAS PROPERTIES

 On October 22, 2009, Exobox Technologies Corp. purchased 17 oil & gas wells located in Ohio from a private company for $5.9 million, subsequently it rescinded the transaction rescind the transaction, with cancelation of all obligations and securities issued. It had no material effect on the financial statements.

19

 Contractual Commitments

None.

ITEM 4 CONTROLS AND PROCEDURES

We have carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer (the "CEO") and our Chief Financial Officer (the "CFO"), of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Act")) as of the end of the fiscal year covered by this report. Based upon that evaluation, our CEO and CFO concluded that the company’s disclosure controls and procedures were not effective in providing reasonable assurance that (a) the information required to be disclosed by us in the reports that we file or submit under the Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, and (b) such information was accumulated and communicated to our management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosure. Specifically, weaknesses were identified in the companies disclosure controls related to valuing and accounting for share-based payments and accrued expenses. We plan to remediate this deficiency in disclosure controls by monitoring personnel and their activities more closely and increasing the supervision and training of accounting and management personnel.

No changes in the companies internal control over financial reporting or preservation of assets during the year ended July 31, 2010 as compared to prior years that have been covered by this report could be located. The company’s internal controls have materially effected and are reasonably likely to materially effect its financial reporting for the period covered by this report.

Internal Controls of the company were not effectively applied. For the year ended the company paid $136,547 in auditing and accounting fees. The company was not able to file its income tax returns or keep state filings current. It was determined that the corporation did not obtain or ask for written reports or record of activities accomplished by its consultants, obtain competing bids for the purchase of assets, produce or keep written records of the disposition of assets or “sales bull pen” transactions, provide written board or audit committee approved internal controls, provide adequate training for its employees, approval of disbursements are not recorded in the board minutes , maintain invoices for asset purchases, and email retention may have been compromised. This discussion does not include all internal control deficiencies.

ITEM 1. LEGAL PROCEEDINGS

On November 25, 2009, former employee Theodore Ernst filed suit in the 434th District Court of Fort Bend County, Texas claiming unspecified damages. On January 11, 2010, Exobox through its attorneys filed a motion to transfer venue, an application to compel arbitration and answered the Plaintiff’s petition. The motion was granted on April 30, 2010. The Company has begun discussions to come to an agreement with Mr. Ernst.

On December 8, 2009, the company received a demand to repay Reginald Goodman $227,301 ($210,400 principal and $16,970 in accrued interest). To date, no suit has been filed.

On January 22, 2010, an attorney representing former employee Gary Leibowitz sent the Company a demand letter asking the company pay him $640,000 in termination damages as called for in his employment agreement, $56,532.47 in compensation not paid and $1,079.37 in reimbursable expenses. In addition, a Notice of Default and demand letter was received demanding payment of a total of $16,551.13 ($15,987.63 promissory note and $563.50 of accrued interest) be made or Mr. Leibowitz would file suit. The company has begun discussions to come to an agreement with Mr. Leibowitz.

On March 8, 2010, the Company received several Preliminary Wage Determination Order from the Texas Workforce Commission to pay unpaid wages to several employees totaling $69,740.00. The company intends to make payment in the near future.

On May 5, 2010, an attorney representing Behr Construction, Inc. sent the Company a demand letter asking the company pay $6,633.85 owed to Behr Construction or Behr Construction would file suit The company intends to discuss a potential agreement with Behr Construction on these demands.

On May 7, 2010, an attorney representing former employee Donald Baird sent the Company a demand letter asking the company pay him $16,200 in compensation not paid. In addition, a Notice of Default and demand letter was received demanding payment of a total of $25,987.50 ($25,000.00 promissory note, $2,187.50 of accrued interest and $800 in legal fees) be made or Mr. Baird would file suit The company intends to open discussions with Mr. Baird.

20

 On May 18, 2010, an attorney representing a Consultant to the Company, sent the Company a demand letter asking the Company issue him the shares due to him under his consulting agreement with the Company. The company intends to come to an agreement and issue the shares as called for in the consulting agreement. The shares have already been expensed in the first and second quarters.

We know of no other material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest other than those referred to in this report.

We will vigorously defend ourselves in these lawsuits as finances permit.  We believe that any of these matters could, individually or in the aggregate, have a material adverse effect on our business or financial condition.  We cannot give assurance, however, that one or more of these lawsuits will not have a material adverse effect on our results of operations for the period in which they are resolved.

ITEM 1A. RISK FACTORS

Certain Factors that May Affect Future Performance

The risk factors below supplement and should be read in conjunction with “ Risk Factors” under Item I in our Annual Report on Form 10-K for the fiscal year ended July 31, 2009.

DEFAULT ON SENIOR SECURITIES

Subsequent to July 31, 2010 the company defaulted on notes which secure all of its patents and technology.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have incurred annual operating losses since our inception. As a result, at July 31, 2010, we had an accumulated deficit of $20,726,740. We had gross revenues of $14,420 for the year ended July 31, 2010, and a loss from operations of $4,538,720. As we pursue our business plan, we expect our operating expenses to increase significantly, especially in the areas of sales and marketing. As a result, we expect continued losses in fiscal 2011 and thereafter.

We may not be able to meet our current and future liabilities and remain in operation until we receive additional capital.

As of July 31, 2010, we have current assets of $ 0 and current liabilities of $3,512,385.   Our current liquidity position does not allow us to meet nominal working capital needs.  We will need $3,812,000 to meet our working capital needs through fiscal 2011.  Any failure to obtain such financing could force us to abandon or curtail our operations.

We have substantial doubts as to our ability to continue as a going concern.

Because we do not have sufficient capital, we may be required to suspend or cease the implementation of our business plans within 12 months. Because of our going concern issue, it may be more difficult for us to attract investors.  Our future is dependent upon our ability to obtain financing, our ability to develop our products further and upon future profitable operations from the sale of our products.

OTHER INFORMATION

On March 30, 2010, Exobox was granted its first patent relating to its Secure Environmentalization software. The company has three fully issued patents in the United States. The company has 18 additional patent filings pending, domestic and foreign.

21

 LETTER OF INTENT

SUEZ Technologies Corp

Re: Proposed Acquisition of Certain Assets

Gentlemen:

This Asset Purchase Agreement ("Agreement") is dated December ___, 2010, by and among Burnt Hickory Company, LLC ("Buyer") and Suez Technology Corp. (“Suez”), a Florida corporation, and Exobox Technologies Corp. (“Exobox”), a Nevada corporation (collectively, Suez and Exobox are herein called "Seller. ").

R E C I T A L S

WHEREAS, the parties desire to enter into this Letter of Intent as a statement of their intention to effect the acquisition from SUEZ of certain patents and other assets as described below by Buyer on the terms and conditions set forth herein, subject to suitable results of mutual due diligence examinations as set forth below (“Due Diligence”), required director votes, and other requirements of applicable state and federal laws (“Acquisition”); and

WHEREAS, Buyer has substantially completed his Due Diligence on SUEZ; and

WHEREAS, the parties desire that this Letter of Intent supersede any and all prior discussions and agreements pertaining to the Acquisition referenced herein.

IN CONSEQUENCE WHEREOF, the parties have adopted this Letter of Intent as a statement of their intent to effect the Acquisition on the terms and conditions set forth herein.

1. Supersedes Previous Discussions. This Letter of Intent amends, supersedes and replaces all prior communications between the parties pertaining to the Acquisition and reflects and incorporates the ongoing and expanded negotiations and agreements of the parties.

2. Definitive Agreement. As is customary in transactions of this kind, this Letter of Intent by and between SUEZ and Buyer is subject to and preconditioned upon the execution and finalization of the Acquisition, the details of which shall be set forth in a written agreement whether comprised of one or more documents (“Agreement”) and other more detailed documentation to be prepared, approved by counsel, and fully executed by Buyer and SUEZ, setting forth the (a) terms and conditions of the Acquisition outlined herein, as well as (b) other terms and conditions deemed appropriate by the parties for transactions of this nature. By way of illustration and not limitation, the parties expect that such Agreement shall contain representations and warranties as to the adequacy and accuracy of materials furnished, corporate authority and related matters as well as clauses and other agreements which shall be hereafter negotiated including, but not limited to:

a. Assurances that the Acquisition will comply with federal and state laws and the governing documents of SUEZ, with corresponding rights and remedies;

b. Assurances to the reasonable satisfaction of counsel that SUEZ can and has delivered good title to the Assets, free and clear of all liens and encumbrances other than as permitted in the Agreement;

c. Suitable officers’ certificates and similar matters;

d. Conditions to closing reasonable under the circumstances, including but not limited to (i) five-year covenants not to compete from, without implied limitation, SUEZ, Jack Cukjati  and Scott Copeland with respect to similar technology; (ii) no pending or threatened litigation that would materially and adversely affect the value of the Assets or the ability to close the transaction; (iii) confirmation by Buyer a that the license described below is not an executory contract terminable in a bankruptcy proceeding.

e. Indemnifications for breaches of representations and warranties, with caps and baskets reasonable under the circumstances; and

f. Opinion of counsel for SUEZ covering corporate authority and good standing, and similar corporate matters, as applicable.

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 3. Acquisition. The Assets to be acquired from SUEZ and purchase price to be paid by Buyer are as follows:

a. Buyer shall acquire from SUEZ a perpetual and exclusive license to all of SUEZ's right, title and interest in and to (i) U.S. Patent No. 7,146,640, (ii) U.S. Patent No. 7,281,266, (iii) U.S. Patent No. 7,690,033, (iv) European Patent No. 04700074.0, (v) exoDetect™; (vi) exoWatch™, and (vii) all intellectual property, technical documents, peripherals, business plans, contracts and other assets related to the foregoing, free and clear of all liens and encumbrances except as otherwise expressly set forth herein ("Assets").

b. Buyer shall receive all ownership and responsibility for any and all litigation claims related to the assets acquired, including the current contemplated patent infringement action.

c. Buyer shall pay a total purchase price to SUEZ the following consideration.

(i) Note Payable (“Note”) of $615,000 which shall be interest free for initial 24 months, thereafter accruing interest at 6% per annum. Repayment of principal will commence once Buyer has realized $3 million in net profits from operations before depreciation, thereafter Burnt Hickory, LLC will be obligated to use at least 20% of its subsequent net profits as payment on the note until the note is retired.

(ii) SUEZ will be paid a net royalty from Burnt Hickory, LLC net profits from revenues derived from SUEZ-based products and services. These royalties will begin upon the retirement of the Note and the royalty payments will be based upon the following schedule.

1. 3.0% of the first $30 million of net profit subject to royalty

2. 2.5% of the next $30 million of net profit subject to royalty

3. 2.0% of all subsequent net profit subject to royalty payment

d. For all net profits that derive from the sale of the “Exowatch” and “Exodetect” products, royalty payments will be derived exactly as determined in item (iii) above, except that the total royalty will be 10% of net profits

e. Buyer shall pay to SUEZ any proceeds, net of all direct expenses, 15% of any litigation claims received by Buyer pursuant to item “b” under the acquisition section above.

f. Buyer acknowledges and agrees to accept the Assets with the liens set forth in the SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time) dated January 11, 2010, by and between Exobox and Aaron Feldman and related parties, and their successors and assigns, the principal and related interest due thereon (the "Security Agreement Liens"), but at the Closing such debt and the Security Agreement Liens will be cancelled and deemed null and void thereafter.

g. As part of the Acquisition, SUEZ and Buyer shall secure and exchange complete and final mutual releases by and among, without implied limitation, SUEZ, Buyer, Jack Cukjati and Scott Copeland (i) all claims and causes of action that any of them have, had, could have had or might have related to SUEZ and (ii) any and all actions and/or inactions by any and/or all of the released parties, jointly and/or severally, relating to SUEZ through the date of Closing. The foregoing shall not affect indemnification rights of the parties set forth in the documents evidencing the Acquisition.

4. Documentation. In addition to its public Form 10 Q’s and Form 10 K, upon request from Buyer, SUEZ will provide Buyer reasonable access to all SUEZ documents and such other documents as may be needed to reasonably conduct the Due Diligence. At the time of Closing, the Assets will have no liens or encumbrances other than those expressly authorized herein and in the Agreement.

5. Due Diligence Examination. The consummation of the Acquisition contemplated hereunder is expressly conditioned upon the results of Due Diligence examinations by the respective parties. With respect to the Due Diligence examinations, each party, subject to an agreed upon Mutual Non-Disclosure Agreement (“NDA”) to be executed by the parties and their respective authorized agents, shall fully and completely disclose and divulge all matters reasonably requested; fully disclose all matters that may have material affect; and shall make available all books and records as reasonably required to complete Due Diligence. All employees, officers and directors of each party may be examined by the other. All information received by Buyer and/or SUEZ in connection with the Due Diligence shall be received in confidence and shall not be divulged to third parties as more fully set forth in the NDA. All Due Diligence shall be completed by the parties on or before the 5th day of December, 2010. The parties understand that SUEZ shall have the right, but not the obligation, to obtain, and Buyer shall have the right (but not the obligation) to require, a fairness opinion as a condition of closing; provided, however, that no such opinion shall delay the scheduled closing or otherwise extend any deadlines or grant any further rights to either party.

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 6. Public Statements. Except as otherwise set forth herein or authorized pursuant to the NDA, each party to this Letter of Intent agrees that it will not make any public or third party disclosure of this Letter of Intent or the execution of the Agreement without the other’s prior written approval, which such approval shall not be unreasonably withheld, conditioned or delayed. Prior to issuing any press release or public statement concerning the transactions represented herein, a copy shall be made available to the other parties for their comments. If the proposed transactions are not consummated for any reason whatsoever, the respective parties hereto shall keep confidential any information (unless ascertainable from public or published information or trade sources) concerning the business or operations of the parties hereto, except to the extent the NDA authorizes disclosure, and provided, however, that Exobox shall have the unilateral right to make a Form 8K filing with the SEC respecting this LOI and/or the Agreement in accordance with the advice of its counsel.

7. Confidentiality. Each party will hold and will cause its employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of law, all documents, including, but not limited to, this Letter of Intent, the factors relevant in determining the purchase price and other terms hereof, and information concerning the other furnished to it in connection with the transactions contemplated by this Letter of Intent (except to the extent that such information can be shown to have been (a) previously known by the receiving party and where the disclosure of which is not in violation of an obligation of the receiving party, (b) in the public domain through no fault of the receiving party, or (c) later lawfully acquired by the receiving party from other sources unless the receiving party knew such information was obtained in violation of an agreement of confidentiality) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, investors and other consultants and advisors in connection with the Agreement (it being understood that such persons shall be informed by the receiving party of the confidential nature of such information and shall be directed by the receiving party to treat such information confidentially). The provisions of this paragraph will govern the handling of all information exchanged between the parties until superseded by a more detailed NDA as contemplated in paragraph no. 5, above.

8. Good Faith. This Letter of Intent sets forth the basic terms of the proposed Acquisition and the parties agree to use commercially reasonable efforts to consummate the Acquisition.

9. Exclusivity. In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration including the expenditure of money by Buyer in Due Diligence and for the initial payment set forth in paragraph 6, above, SUEZ will discontinue all negotiations with all prospective third parties concerning any acquisition, disposition, investment or change of control transaction (“Transaction”) involving the assets or equity of SUEZ, and will not initiate any litigation against Buyer or other holders of Security Agreement Liens, so long as negotiations regarding the transaction contemplated in this Letter of Intent are pending, and SUEZ will not permit, or permit any of its respective affiliates, officers, employees, agents or representatives, as applicable, to, directly or indirectly, solicit, discuss, accept, approve, respond to, or engage in any negotiations with respect to the Assets or any Transaction, except as set forth herein.

10. Closing. Subject to the contingencies set forth herein, Closing, if any, shall occur on or before 11:00 am on the 15th day of December, 2010, at the offices of Christopher Trower, Atlanta GA.

11. Execution. If the foregoing meets with your approval, you should execute and return a copy of this Letter of Intent, whereupon this letter shall constitute a Letter of Intent between Buyer and SUEZ in accordance with the terms and conditions set forth herein. This Letter of Intent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Letter of Intent shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Letter of Intent. Each party shall be responsible for its own expenses, regardless of whether the Acquisition closes. Other than matters addressed in paragraphs 6 through 10 above, 12 and 13, which the undersigned parties agree will be legally binding, the terms herein contained are not intended to be, nor will they be construed to be, legally binding on the parties hereto, and the transactions will be binding on the parties only in accordance with the terms contained in the Agreement and related definitive documents if and when such Agreement has been executed by the parties. The terms of this Letter of Intent will be governed by the laws of the State of Texas applicable to contracts between residents of the State of Texas that are to be wholly performed within Texas, without regard to provisions of the law of Texas or any other jurisdiction relating to choice of law or conflicts of law. If the foregoing proposal is acceptable, please indicate such acceptance by signing the enclosed execution counterpart of this Letter of Intent where indicated. The proposal set forth in this Letter of Intent will expire at noon., CDT on the 26th day of November, 2010, unless this Letter of Intent is executed by both parties prior thereto.

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 12. Forbearance Agreement. Buyer acknowledges that the holders of at least 51% of the debt secured by the Security Interest Liens have agreed to forbear from enforcing the Security Interest Liens until December 1, 2010 and, if the Agreement is executed and delivered by all parties on or prior to November 26, 2010, agreed to extend the forbearance until December 31, 2010. Sincerely, /s/ Richard Kampa Burnt Hickory, LLC ACCEPTED AND AGREED TO THIS ____ DAY OF _________, 2010. SUEZ By: ________/s/ Jacob Cukjati___________ Jack Cukjati, Chairman of the Board

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